SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2002

BRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation)	0-5305 (Commission File Number)	94-1722214 (I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809
(Address of principal executive offices, including zip code)

415-445-6530
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On August 20, 2002, BRE Properties, Inc. executed a terms agreement with Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Banc of America Securities LLC, which included the provisions of an underwriting agreement, for the issuance and sale of $150,000,000 aggregate principal amount of its 5.75% Notes due 2009 as set forth in a prospectus supplement dated August 20, 2002 and the accompanying prospectus dated September 20, 2001. The public offering of the notes closed on August 23, 2002. In connection with the issuance of the notes, pursuant to an indenture dated June 23, 1997 and a first supplemental indenture dated April 23, 1998 with J.P. Morgan Trust Company, National Association, as successor trustee, we delivered an officers’ certificate (the form of which is attached as exhibit 4.1 hereto) establishing the terms of the notes. For additional information concerning these notes, refer to the exhibits contained in this Current Report on Form 8-K, which are incorporated by reference into this report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits:

Exhibit Number	Description

1.1
Terms Agreement dated August 20, 2002, by and among BRE Properties, Inc. and Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Banc of America Securities LLC, including the attached Underwriting Agreement.

4.1	Officers’ Certificate dated August 23, 2002.
4.2	Form of 5.75% Note due 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE PROPERTIES, INC.

By:	/s/ EDWARD F. LANGE, JR.
Edward F. Lange, Jr. Executive Vice President and Chief Financial Officer

Date: August 23, 2002

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EXHIBIT INDEX

Exhibit Number	Description

1.1
Terms Agreement dated August 20, 2002, by and among BRE Properties, Inc. and Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Banc of America Securities LLC, including the attached Underwriting Agreement.

4.1	Officers’ Certificate dated August 23, 2002.
4.2	Form of 5.75% Note due 2009.

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